CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SPARK ENERGY, INC.

Spark Energy, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on August 1, 2014 (the “Certificate of Incorporation”).
2.That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth the following amendment (the “Amendment”) of the Certificate of Incorporation of the Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.
3.The Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST” as follows:
The name of the Corporation is “Via Renewables, Inc.”
4.That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of this Amendment.
5.This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
6.All other provisions of the Certificate of Incorporation shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by James G. Jones II, its Chief Financial Officer, this 6th day of August, 2021.

Spark Energy, Inc.

By:	/s/ James G. Jones II
Name:	James G Jones II
Title:	Chief Financial Officer

SPARK ENERGY, INC. By: _________________________________ Name: James G. Jones II Title: Chief Financial Officer

{N4428782.1}
[Signature Page to Certificate of Amendment of Certificate of Incorporation of
Spark Energy, Inc.]